Exhibit 99.1

ADEX MEDIA, INC.
883 N. Shoreline Boulevard, Suite A-200
Mountain View, California 94043

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

June 12, 2009

To the Stockholders of AdEx Media, Inc.:

NOTICE IS HEREBY GIVEN, pursuant to Section 228 of the General Corporation Law of the State of Delaware, that on June 12, 2009 the holders of at least a majority of the issued and outstanding shares of common stock of AdEx Media, Inc., a Delaware corporation (the “Company”) acted by written consent, without a meeting of the stockholders to approve (i) the First Amended and Restated Bylaws, (ii) the First Amended and Restated Adex Media, Inc. Employee Stock Option Plan, (iii) the election of the undersigned directors and (iv) the appointment of Burr, Pilger and Mayer LLP as the Company’s independent accounts for the year ending December 31, 2009.  YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION. Pursuant to Section 228 of the General Corporation Law of the State of Delaware, you are hereby being provided with notice of the approval by written consent of at least a majority of the Company’s issued and outstanding common stock of the foregoing actions.  Attached hereto as Exhibit A and Exhibit B are copies of the First Amended and Restated Bylaws and First Amended and Restated AdEx Media, Inc. Employee Stock Option Plan, respectively.

By order of the Board of Directors
/s/ Scott Rewick
Scott Rewick
Chief Executive Officer and Director

/s/ Ed Roffman
Ed Roffman
Director

/s/ Ed Bernstein
Ed Bernstein
Director